                                                                SUB-ITEM 77Q1(E)

                                 AMENDMENT NO. 4
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT

     This Amendment dated as of February 12, 2010, amends the Master Investment Advisory Agreement (the "Agreement"), dated November 25, 2003, between AIM Sector Funds, a Delaware statutory trust, and Invesco Advisers, Inc., a Delaware corporation.

                                   WITNESSETH:

     WHEREAS, the parties desire to amend the Agreement to add the following series portfolios - Invesco Mid-Cap Value Fund, Invesco Small-Mid Special Value Fund, Invesco Special Value Fund, Invesco Technology Sector Fund, Invesco U.S. Mid Cap Value Fund, Invesco U.S. Small Cap Value Fund, Invesco U.S. Small/Mid Cap Value Fund, Invesco Value Fund, Invesco Value II Fund, Invesco Van Kampen American Value Fund, Invesco Van Kampen Capital Growth Fund, Invesco Van Kampen Comstock Fund, Invesco Van Kampen Enterprise Fund, Invesco Van Kampen Mid Cap Growth Fund, Invesco Van Kampen Small Cap Value Fund, Invesco Van Kampen Technology Fund, Invesco Van Kampen Utility Fund and Invesco Van Kampen Value Opportunities Fund;

     NOW, THEREFORE, the parties agree as follows;

     1. Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

                                   "APPENDIX A
                            FUNDS AND EFFECTIVE DATES

NAME OF FUND                                  EFFECTIVE DATE OF ADVISORY AGREEMENT
------------                                  ------------------------------------
AIM Energy Fund                               November 25, 2003
AIM Financial Services Fund                   November 25, 2003
AIM Gold & Precious Metals Fund               November 25, 2003
AIM Leisure Fund                              November 25, 2003
AIM Technology Fund                           November 25, 2003
AIM Utilities Fund                            November 25, 2003
Invesco Mid-Cap Value Fund                    February 12, 2010
Invesco Small-Mid Special Value Fund          February 12, 2010
Invesco Special Value Fund                    February 12, 2010
Invesco Technology Sector Fund                February 12, 2010

Invesco U.S. Mid Cap Value Fund               February 12, 2010
Invesco U.S. Small Cap Value Fund             February 12, 2010
Invesco U.S. Small/Mid Cap Value Fund         February 12, 2010
Invesco Value Fund                            February 12, 2010
Invesco Value II Fund                         February 12, 2010
Invesco Van Kampen American Value Fund        February 12, 2010
Invesco Van Kampen Capital Growth Fund        February 12, 2010
Invesco Van Kampen Comstock Fund              February 12, 2010
Invesco Van Kampen Enterprise Fund            February 12, 2010
Invesco Van Kampen Mid Cap Growth Fund        February 12, 2010
Invesco Van Kampen Small Cap Value Fund       February 12, 2010
Invesco Van Kampen Technology Fund            February 12, 2010
Invesco Van Kampen Utility Fund               February 12, 2010
Invesco Van Kampen Value Opportunities Fund   February 12, 2010

                                   APPENDIX B
                           COMPENSATION TO THE ADVISOR

     The Trust shall pay the Adviser, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                                 AIM ENERGY FUND
                           AIM FINANCIAL SERVICES FUND
                         AIM GOLD & PRECIOUS METALS FUND
                               AIM LEISURE FUND
                               AIM TECHNOLOGY FUND
                               AIM UTILITIES FUND

NET ASSETS              ANNUAL RATE
----------              -----------
First $350 million ..      0.75%
Next $350 million ...      0.65%
Next $1.3 billion ...      0.55%
Next $2 billion .....      0.45%
Next $2 billion .....      0.40%
Next $2 billion .....      0.375%
Over $8 billion .....      0.35%

                           INVESCO MID-CAP VALUE FUND

NET ASSETS              ANNUAL RATE
----------              -----------
First $1 billion ....      0.72%
Over $1 billion .....      0.65%

                      INVESCO SMALL-MID SPECIAL VALUE FUND
                      INVESCO U.S. SMALL/MID CAP VALUE FUND

NET ASSETS              ANNUAL RATE
----------              -----------
All Assets ..........      0.67%

                           INVESCO SPECIAL VALUE FUND
                        INVESCO U.S. SMALL CAP VALUE FUND
                     INVESCO VAN KAMPEN SMALL CAP VALUE FUND

NET ASSETS              ANNUAL RATE
----------              -----------
First $500 million ..       0.67%
Next $500 million ...      0.645%

Over $1 billion .....       0.62%

                         INVESCO TECHNOLOGY SECTOR FUND

NET ASSETS              ANNUAL RATE
----------              -----------
First $500 million ..       0.67%
Next $2.5 billion ...      0.645%
Over $3 billion .....       0.62%

                         INVESCO U.S. MID CAP VALUE FUND
                     INVESCO VAN KAMPEN AMERICAN VALUE FUND

NET ASSETS              ANNUAL RATE
----------              -----------
First $1 billion ....      0.72%
Over $1 billion .....      0.65%

                               INVESCO VALUE FUND

NET ASSETS              ANNUAL RATE
----------              -----------
First $1 billion ....      0.42%
Next $1 billion .....      0.37%
Next $1 billion .....      0.32%
Over $3 billion .....      0.27%

                              INVESCO VALUE II FUND
                     INVESCO VAN KAMPEN CAPITAL GROWTH FUND
                        INVESCO VAN KAMPEN COMSTOCK FUND
                       INVESCO VAN KAMPEN ENTERPRISE FUND

NET ASSETS              ANNUAL RATE
----------              -----------
First $1 billion ....      0.50%
Next $1 billion .....      0.45%
Next $1 billion .....      0.40%
Over $3 billion .....      0.35%

                     INVESCO VAN KAMPEN MID CAP GROWTH FUND
                   INVESCO VAN KAMPEN VALUE OPPORTUNITIES FUND

NET ASSETS              ANNUAL RATE
----------              -----------
First $500 million ..      0.75%
Next $500 million ...      0.70%
Over $1 billion .....      0.65%

                       INVESCO VAN KAMPEN TECHNOLOGY FUND

NET ASSETS              ANNUAL RATE
----------              -----------
First $500 million ..      0.90%
Next $500 million ...      0.85%
Over $1 billion .....      0.80%

                         INVESCO VAN KAMPEN UTILITY FUND

NET ASSETS              ANNUAL RATE
----------              -----------
First $500 million ..      0.65%
Next $500 million ...      0.60%
Over $1 billion .....      0.55%"

     2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.

                                        AIM SECTOR FUNDS


Attest: /s/ Melanie Ringold             By: /s/ John M. Zerr
        -----------------------------       ------------------------------------
        Assistant Secretary                 John M. Zerr
                                            Senior Vice President

(SEAL)


                                        INVESCO ADVISERS, INC.


Attest: /s/ Melanie Ringold             By: /s/ John M. Zerr
        -----------------------------       ------------------------------------
        Assistant Secretary                 John M. Zerr
                                            Senior Vice President

(SEAL)